Exhibit 99(a)

news release

—AT THE COMPANY—
Lynn Afendoulis
Director, Corporate Communications
(616) 365-1502

FOR IMMEDIATE RELEASE
WEDNESDAY, July 16, 2008

Universal Forest Products, Inc. reports EPS of $0.61; posts net earnings of $11.7 million
Results impacted by high fuel cost and weak economy

GRAND RAPIDS, Mich., July 16, 2008 – Universal Forest Products, Inc. (Nasdaq: UFPI) today announced its results for the second quarter of 2008. Net earnings in the quarter were $11.7 million, which compared to net earnings of $16.8 million for the same period last year. Diluted earnings per share for the second quarter were $0.61, down from $0.86 for the same period last year. Second-quarter net sales were $708.5 million, down from $773.1 million for the second quarter of 2007, and were impacted by a weak economy and a soft lumber market. Margins were impacted by higher fuel and other transportation costs and ongoing price pressure, particularly in the site-built construction market.

“Despite the current market environment, we’re profitable, we’re gaining share in some key markets, and we’re concentrating on making sure we’re well-positioned for growth when the economy regains strength,” said President and CEO Michael B. Glenn. “The fundamentals of our company remain solid and we’re pleased with our achievements in the face of extraordinary challenges.”

Glenn added that the Company remains focused on increasing diversification, containing costs through continuous improvement, growing market share and ensuring the organization is sized appropriately to its business opportunities. The Company is working to mitigate the impact of rising fuel costs by passing them along.

In addition to rising fuel costs, weak consumer spending and ongoing price pressure, the quarter saw depressed lumber prices, which impact the Company’s selling prices. The year-to-date composite lumber price was 8.5% lower for the second quarter than the same period last year.

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Universal Forest Products, Inc.

By market, Universal posted the following gross sales results for the second quarter:

Do-It-Yourself/retail: $334.7 million, a decrease of 7.1% from the same period of 2007. The Company picked up market share by leveraging its competitive advantages and adding to its vast portfolio of lumber and outdoor living products. Sales, however, were impacted by weak consumer spending, reflected in a Consumer Confidence Index that plunged to near-record lows in the quarter and lower same-store sales at two big box retailers. Most experts call for continued decline in home improvement spending through 2008, and for moderate growth in 2009 and beyond.

Industrial packaging/components: $174.0 million, an increase of 6.4% over 2007. The industrial market remains a strong opportunity, even though in the short term it is being affected by a challenged economy. Universal continues to add customers and to be encouraged by opportunities for market share gains in this arena. The concrete forming business is having a positive impact. Most of the markets served by concrete forming saw solid year-to-date growth through May 2008. These markets include nonresidential construction in health care, public safety, lodging, power, office buildings and other areas.

Site-built construction: $132.8 million, a decrease of 17.7% from the same period of 2007. These results are in spite of declines in single-family housing starts of 43.9% and 41.8%, respectively, in April 2008 and May 2008 over the same months in 2007. The Company believes the housing market won’t begin a recovery until 2010, and believes tighter credit conditions will have a negative impact on multi-family and light construction, which performed well in 2007. However, the Company believes it can continue to take share and is focused on diversification by growing its custom builder, light-commercial and multifamily business, on cutting costs and on enhancing efficiency through continuous improvement.

Manufactured housing: $84.2 million, a decrease of 20.2% from 2007. The 1.4% uptick in shipments of HUD-code homes in April 2008 over April 2007 didn’t hold for the balance of the quarter. Shipments in May 2008 were approximately 15% lower than May 2007. May 2008 year-to-date shipments declined 5.1% from May 2007. The Manufactured Housing Institute recently revised its forecast downward by 3%, calling for annual shipments of 96,000 homes. Shipments of modular homes were down 27% in the first quarter of 2008 from the same period of 2007, the most recent statistics available. With its commanding market share, Universal’s performance will essentially track with the market. The Company expects conditions to remain soft until the oversupply of site-built homes is absorbed and credit conditions improve, and believes passage of a lending reform package is critical to any near-term pickup in this market.

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Universal Forest Products, Inc.

OUTLOOK
In February, the Company announced 2008 targets based on assumptions about markets, economic conditions and other relevant factors; however, some of those assumptions have not held: Diminished consumer spending impacted DIY/retail more than anticipated; the over-supply of affordable site-built homes and the lack of conventional financing options have both hampered manufactured housing; and the industrial market slowed with the weakening economy and will be negatively impacted by any ongoing economic downturn. In addition, rising fuel prices are significantly impacting transportation costs in all of its markets.

Based on these factors, the Company has adjusted its annual targets for 2008 as follows: net sales of between $2.3 billion and $2.35 billion (from the previous target of $2.45 billion to $2.55 billion), and net earnings of between $12 million and $15 million (from $22 million to $27 million). These targets are based on the following additional key assumptions:

•	The Company will maintain strong market share in each of its markets, and will grow market share in DIY/retail, industrial and site-built construction.

•	Margins will continue to be negatively impacted by price pressure and by rising fuel costs.

•	Lumber mill closures may better align supply and demand, but weak demand overall will keep the lumber market depressed for the balance of the year, affecting the Company’s selling prices.

•	Any asset impairment, severance or other charges incurred as the result of plant closures, consolidations or the downsizing of a Company operation are not reflected in the Company’s sales or earnings targets. If the Company takes such actions, its ability to meet the stated targets will be diminished.

CONFERENCE CALL
Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 8:30 a.m. EDT on Thursday, July 17, 2008. The call will be hosted by Executive Chairman William G. Currie, President and CEO Michael B. Glenn, and Chief Financial Officer Michael Cole, and will be available for analysts and institutional investors domestically at (866) 271-6130 or internationally at (617) 213-8894. Use conference pass code number 74868685. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through Monday, August 18, 2008, domestically at (888) 286-8010 and internationally at (617) 801-6888. Use replay pass code number 74131382.

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Universal Forest Products, Inc.

UNIVERSAL FOREST PRODUCTS
Headquartered in Grand Rapids, MI, with approximately 100 facilities throughout North America, Universal Forest Products engineers, manufactures and markets wood and wood-alternative products for DIY retail home centers, structural lumber products for the manufactured housing industry, engineered wood components for the site-built construction market, and specialty wood packaging and components for various industries. The Company also provides framing services for the site-built market, and forms for concrete construction. For 2007, the Company reported sales of more than $2.5 billion. For information about Universal Forest Products, visit www.ufpi.com.

Please be aware that: Any statements included in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs of the Company’s management as well as on assumptions made by, and information currently available to, the Company at the time such statements were made. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: Adverse lumber market trends, competitive activity, negative economic trends, government regulations and weather. Certain of these risk factors and additional information are included in the Company’s reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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UNIVERSAL FOREST PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
FOR THE SIX MONTHS ENDED
JUNE 2008/2007

	Quarter Period				Year to Date
(In thousands, except per share data)	2008		2007		2008		2007

NET SALES	$708,485	100%	$773,105	100%	$1,197,997	100%	$1,322,143	100%

COST OF GOODS SOLD	623,607	88.0	671,400	86.8	1,058,299	88.3	1,146,918	86.7

GROSS PROFIT	84,878	12.0	101,705	13.2	139,698	11.7	175,225	13.3

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	62,120	8.8	70,049	9.1	121,471	10.1	133,507	10.1

EARNINGS FROM OPERATIONS	22,758	3.2	31,656	4.1	18,227	1.5	41,718	3.2

Interest expense	3,290	0.5	4,766	0.6	6,884	0.6	9,090	0.7
Interest income	(179)	—	(558)	(0.1)	(552)	—	(1,140)	(0.1)

	3,111	0.4	4,208	0.5	6,332	0.5	7,950	0.6

EARNINGS BEFORE INCOME TAXES AND MINORITY INTEREST	19,647	2.8	27,448	3.6	11,895	1.0	33,768	2.6

INCOME TAXES	7,470	1.1	10,182	1.3	4,120	0.3	12,250	0.9

EARNINGS BEFORE MINORITY INTEREST	12,177	1.7	17,266	2.2	7,775	0.6	21,518	1.6

MINORITY INTEREST	(514)	(0.1)	(466)	(0.1)	(688)	(0.1)	(832)	(0.1)

NET EARNINGS	$11,663	1.6	$16,800	2.2	$7,087	0.6	$20,686	1.6

EARNINGS PER SHARE — BASIC	$0.61		$0.88		$0.37		$1.09

EARNINGS PER SHARE — DILUTED	$0.61		$0.86		$0.37		$1.06

WEIGHTED AVERAGE SHARES OUTSTANDING	19,048		19,127		19,022		19,056

WEIGHTED AVERAGE SHARES OUTSTANDING WITH COMMON STOCK EQUIVALENTS	19,267		19,487		19,224		19,448

SUPPLEMENTAL SALES DATA

	Quarter Period				Year to Date
Market Classification	2008	%	2007	%	2008	%	2007	%
Do-It-Yourself/Retail	$334,694	46%	$360,281	46%	$507,339	41%	$555,883	41%
Site-Built Construction	132,758	18%	161,209	20%	241,657	20%	299,628	23%
Industrial	173,962	24%	163,503	21%	314,620	26%	297,293	22%
Manufactured Housing	84,184	12%	105,522	13%	160,499	13%	194,419	14%

Total Gross Sales	725,598	100%	790,515	100%	1,224,115	100%	1,347,223	100%
Sales Allowances	(17,113)		(17,410)		(26,118)		(25,080)

Total Net Sales	$708,485		$773,105		$1,197,997		$1,322,143

UNIVERSAL FOREST PRODUCTS, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
JUNE 2008/2007

(In thousands)
ASSETS	2008	2007

CURRENT ASSETS
Cash and cash equivalents	$32,483	$42,697
Accounts receivable	227,963	233,067
Inventories	222,937	274,395
Assets held for sale	10,334	17,115
Other current assets	34,828	22,339

TOTAL CURRENT ASSETS	528,545	589,613

OTHER ASSETS	7,657	7,691
INTANGIBLE ASSETS, NET	186,664	185,302
PROPERTY, PLANT AND EQUIPMENT, NET	263,635	286,438

TOTAL ASSETS	$986,501	$1,069,044

LIABILITIES AND SHAREHOLDERS' EQUITY	2008	2007

CURRENT LIABILITIES
Accounts payable	$122,345	$147,614
Accrued liabilities	89,093	82,432
Current portion of long-term debt and capital leases	945	3,611

TOTAL CURRENT LIABILITIES	212,383	233,657

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	177,063	243,833
OTHER LIABILITIES	52,761	50,209
SHAREHOLDERS’ EQUITY	544,294	541,345

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$986,501	$1,069,044

UNIVERSAL FOREST PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE SIX MONTHS ENDED
JUNE 2008/2007

(In thousands)	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$7,087	$20,686
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation	19,331	19,013
Amortization of intangibles	4,778	4,633
Expense associated with share-based compensation arrangements	564	258
Expense associated with stock grant plans	85	146
Deferred income taxes	(212)	(89)
Minority interest	687	832
Gain on sale of interest in subsidiary	—	(140)
Net loss (gain) on sale or impairment of property, plant and equipment	573	(131)
Changes in:
Accounts receivable	(83,169)	(72,549)
Inventories	16,043	(11,354)
Accounts payable	37,659	54,581
Accrued liabilities and other	22,171	(158)
Excess tax benefits from share-based compensation arrangements	(42)	(679)

NET CASH FROM OPERATING ACTIVITIES	25,555	15,049

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant, and equipment	(10,469)	(18,653)
Acquisitions, net of cash received	(23,338)	(56,209)
Proceeds from sale of interest in subsidiary	—	400
Proceeds from sale of property, plant and equipment	26,827	2,686
Advances on notes receivable	(997)	—
Collection of notes receivable	448	137
Other, net	(97)	(16)

NET CASH FROM INVESTING ACTIVITIES	(7,626)	(71,655)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (repayments) borrowings under revolving credit facilities	(28,295)	74,318
Repayment of long-term debt	(492)	(25,417)
Proceeds from issuance of common stock	805	2,862
Distributions to minority shareholder	(378)	(825)
Investment received from minority shareholder	419	—
Dividends paid to shareholders	(1,139)	(1,047)
Repurchase of common stock	—	(2,106)
Excess tax benefits from share-based compensation arrangements	42	679
Other, net	(13)	(269)

NET CASH FROM FINANCING ACTIVITIES	(29,051)	48,195

NET CHANGE IN CASH AND CASH EQUIVALENTS	(11,122)	(8,411)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	43,605	51,108

CASH AND CASH EQUIVALENTS, END OF PERIOD	$32,483	$42,697